Exhibit 99.2

ZEEHAN ZINC LIMITED

Mining Licenses: 43M/85, 19M/1995, 123M/47 &

9M/2002

Exploration Licenses: 20/2002 and 30/2002

Western Tasmania

RESOURCES ESTIMATION and

CLASSIFICATION UPDATE

Prepared By

COTLCO PTY. LTD.

A.C.N. 068 037 669

September 2005

COTLCO Pty. Ltd.	13 Warrawee Court	Tel: (613) 5253 2789
A.C.N. 068 037 669	Clifton Springs, Vic. Aust 3222	Fax: (613) 5251 2764
Email: cotlco@bigpond.net.au

This Report was prepared by Dr John W Cottle of Cotlco Pty. Ltd. for Zeehan Zinc Limited. Dr Cottle is a Fellow and Chartered Professional of the Australasian Institute of Mining and Metallurgy (AusIMM) and meets the requirements of a competent person in accordance with the Joint Ore Reserves Committee (JORC) guidelines on the Australasian Code for the Reporting of Mineral Resources and Ore Reserves (2004).

John W Cottle

Principal

September 27, 2005

Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

TABLE OF CONTENTS

1.0	Introduction	3

2.0	Summary, Conclusions and Recommendations	6

3.0	Exploration Database	6

4.0	Interpretation and Modelling	7

5.0	Resources Estimation and Classification	8

6.0	References	21

A.C.N. 068 037 669

Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

1.0 Introduction

Zeehan Zinc Limited (Zeehan Zinc) requested Cotlco Pty. Ltd. (Cotlco) carry out a resources estimation and classification update of their Silver (Ag), Lead (Pb), Zinc (Zn) lodes in the Comstock and Oceana areas in the proximity of Zeehan in Tasmania. This update follows an initial estimate made by Cotlco in February, 2005 and encompasses updates for the West Comstock and Allison’s lodes, as well as the Oceana deposit, following recent additional drilling on these properties. This report therefore, is an adjunct to the initial report. The exploration leases concerned and held by ZZ Exploration Pty. Ltd. include EL 30/2002, surrounding Oceania Tasmania Pty. Ltd. Mining Licences ML 123M/47, ML 43M/85, ML 19M/95, and ML 9M/02, encompassing the Comstock Area, and EL 20/2002 which covers the Oceana deposit (see Figure 1).

Table 5. Zeehan Zinc Tasmania Estimated Resources

Classification	Tonnes	Pb%	Zn%	Ag g/t
West Comstock Estimated Resources
Measured	5,070	3.2	4.1	40
Inferred	12,710	1.7	4.3	24
Sub-Total Resources	17,780	2.1	4.2	29
Balstrup Fault Lode
Inferred	4,600,000	3.3	5.7	35
Allison’s Lode Estimated Resources
Measured
Stockpiled Ore	3,300	14.5	21.5	540
Insitu Resource	4,120	3.9	12.1	67
Total Measured	7,420	8.6	16.3	277
Indicated
Insitu Resource	30,160	2.0	7.2	36
Inferred
Insitu Resource	26,150	1.9	7.0	35
Sub-Total Resources	63,730	2.7	8.2	64
Oceana Deposit
Inferred
Open Pit	208,100	7.5	1.7	57
Other	1,891,900	9.4	2.7	91
Sub-Total Resources	2,100,000	9.2	2.6	88
Total Resources
Measured	12,490	6.4	11.3	181
Indicated	30,160	2.0	7.2	36
Inferred	6,738,860	5.1	4.7	51
Grand Total	6,781,510	5.1	4.8	52

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

5370000mN
360000mE
365000mE
370000mE
N
MN
HEEMSKIRK
RD
5365000mN
MURCHISON
HWY
HARBOUR
RD
TRIAL
COMSTOCK
MILL
ZEEHAN
EL 30/2002
43M/85
OCEANIA TASMANIA
PTY. LTD.
5360000mN
19M/95
OCEANIA TASMANIA
PTY. LTD.
123M/47
OCEANIA TASMANIA
PTY. LTD.
HENTY
RD
ZEEHAN
HWY
RL 9603
ENCORE METALS NL
Oceana
5355000mN
EL 20/2002
METRES

ZEEHANZINC

ACN 089 093 943

50 km
Hobart

Figure: Location of the Oceania Tasmania Pty. Ltd. Mining Leases, Comstock Mine, EL20/2002, EL30/2002, Zeehan, Oceana Mine and major roads.

Datum: AGD66	Date: 31-12-2004
Projection: AMG ZONE 55	Scale: 1:100 000

Figure 1. Exploration Licenses and Mining Leases (after Zeehan Zinc)

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

2.0 Summary, Conclusions and Recommendations

Summary

The resources estimated in this report comply with the Australasian Code for Reporting of Mineral Resources and Ore Reserves (The JORC Code) 1999. The estimates and classifications according to JORC are listed in the preceding Table in the Introduction.

Conclusions

Only a small portion of these resources are classifiable in anything other than the Inferred category according to JORC. This stems mainly from the variability of the mineralisation, as to both grade and thickness as well as the need for regular close spaced drilling.

Recommendations

However, if the drilling/sampling density is increased and spaced more regularly both along strike and down dip, then the potential for higher classification of a good proportion of the current estimated resources would be strong.

3.0 Exploration Database

Site visits were undertaken and geology, interpretation, and surface exposures have been reviewed. During Office visits (and subsequently), Zeehan Zinc provided a number of past exploration, geological, and resource estimation reports. Various computerised data sets were also provided, comprising drill hole, costean, and traverse samples, including collar coordinates, downhole surveys, sample interval Pb, Zn, Ag assays, and downhole lithological logs.

The data has been scrutinised on a selective basis for defects such as data entry errors etc., by comparing hardcopy drill hole logs with the actual respective down hole intervals in drill core for a number of holes. Assay certificates were also compared with the downhole logs and the

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

assay values recorded in electronic form. In virtually all instances each data recording medium compared satisfactorily with the others. The adequacy of geological logging and the location of drill holes in 3D space etc. were also spot checked and found to be satisfactory.

Blind duplicate and check assaying programs have been initiated and now are a routine part of drilling/sampling campaigns and will ensure no systematic biases creep into the recorded data. Specific gravity testing of drill cores has been performed with determinations on over 80 samples now available.

4.0 Interpretation and Modelling

A comprehensive understanding of the geological/lithological and structural setting together with mineralisation formation interpretations was gleaned by reviewing the many available reports (see References). This information will not be repeated here in detail and the interested reader is referred to the references. Suffice it to say that the Zeehan field comprises a highly complex package of isoclinally folded, faulted and metamorphosed, siliceous (ie. shales, sandstone etc.) and carbonaceous (ie. dolomite and limestones), late Proterozoic and early Palaeozoic, sediments and volcanic tuffs of the Crimson Creek Formation and Oonah Formation, respectively. Intrusion of the Heemskirk Granite (underneath ?) and out cropping to the west of the Zeehan field is considered the source of mineralisation and much of the local structural deformation.

At Comstock the mineralisation occurs as both fissure-fill veins in shale and volcanic host rocks and fissure-replacement zones in carbonate, limestone and dolomite, rocks. The fissure-replacement zones also appear to reflect the swell category of ‘pinch and swell’ mineralisation probably due to tensional dilation in the more ductile carbonate rocks, resulting in the development of high grade virtually 100% massive sulphide pods, ranging in ‘ellipsoidal’ diameter from centimeters to metres.

The form and habit of the mineralisation ranges from large massive sulphide pods (0.5 to 5m), to disseminated blebs and patches of sulphides in a puggy talcose (weathered dolomite)

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

groundmass, to relatively thin (0.2 to 1m) sub-parallel vein packages (up to 5m in width). Consequently, while recent drilling has been completed on all lodes that are the subject of this report, the combination of the mineralisation form and habit, along with a still relatively sparse drilling density, renders detailed interpretation and modeling of mineralized lodes difficult.

Due to the current sparsity of samples no geostatistical analysis, variography or kriging was able to be carried out on the data or applied during resources estimation and classification. Resource estimates were made on the basis of ‘polygons of influence’ attached to each drill hole intercept or surface sample point. The generally widely spaced sampling of the lode horizons relative to the mineralisation form and habit described above leaves uncertainty as to the interpreted spatial continuity of the mineralisation grade and thickness and as such is reflected in the ultimate classification of the predominant part of estimated resources in the Inferred category.

5.0 Resources Estimation and Classification

West Comstock

West Comstock was a new discovery/surface exposure of mineralisation to the west of the South Comstock open pit that was made at the time of the previous February report. Its approximate position is shown in Figure 2 as a small magenta line, along with the other Comstock Area lodes, drilling, geology and Mining Leases.

Estimation of the resource was made by the interpretation of a sub-vertical mineralisation block encompassing the along-strike and down-dip limits of the new drilling. Calculation of the resource estimate tonnage was achieved by calculating the volume of the block, using an average thickness equal to that of the interpreted drillhole intercepts and applying a density of 3.8 tonnes per cubic metre (tcm). The grade of the block was set to the average grade of the interpreted intercepts within the block combined with the surface samples used in the previous report. These intercepts are listed in Table 1.

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

5361500N
5361000N
5360500N
5360000N
356000E
356500E
357000E
357500E
358000E
358500E
359000E
N
W
E
S
ML 43M/85
SYLVESTER FAULT
SY002
SY014
SY010
SY009
SY012
SY004
SY003
SY008
SY005
SY015
SY016
SY018
SY013
SY011
SY006
SY007
SY022
SY021
SY017
SY019
SY020
SY001
ML 123M/47
ML 19M/95
BALSTRUP FAULT
Allison's Lode
BENDALL'S FAULT
South Comstock
West Comstock Discovery
FAULT B
FAULT A
FAULT C
TENTH LEGION FAULT
0
250
500
METRES
UPPER OONAH FORMATION
Siltstone and sandstone
Carbonates and carbonaceous shale
LOWER OONAH FORMATION
Psammo-pelites
CRIMSON CREEK FORMATION
Mudstone, greywacke and gabbro dykes
MC IVOR HILL ULTRAMAFIC COMPLEX
Basalt, gabbro, dunite
HEEMSKIRK GRANITE
Granite, adamellite
West Metals drill holes
Oceania drill holes
RGC drill holes
Faults
Base metal fissure vein
Mined base metal vein

COMSTOCK GEOLOGY & HOLE LOCATION PLAN
(Jan. 2001)

Modified after Western Metals, 2000 Figure 2

Figure 2: Comstock – Balstrup Fault Area Geology. Drilling and Lodes (After Zeehan Zinc & Western Metals)

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

Table 1. West Comstock Lode Mineralisation Intercepts

Holeid	Length	True Width	Pb%	Zn%	Agppm	Zn+Pb
SY023	17	0.30	1.97	7.81	47	9.77
SY024	12	0.21	1.41	1.82	38	3.23
SY025	2	0.03	0.26	1.42	0	1.68
SY026	7	0.12	1.34	1.69	1	3.03
SY027	12	0.21	0.63	2.21	5	2.84
SY028	18	8.29	1.55	5.82	23	7.37
SY029	5	1.64	0.20	1.19	5	1.39
SY030	3	1.25	0.03	0.42	0	0.44
SY031	1	0.34	0.69	1.89	8	2.58

Based on the surface samples and the continuity manifest by relevant drill intercepts, the top 4m of the defined resource has been classified in the Measured category with the remainder being classified as Inferred in accordance with JORC guidelines. The total estimate of 17,780 tonnes at 2.1 % Pb, 4.2 % Zn, and 29 g/t of Ag, is slightly up in tonnage but markedly down in grade from that estimated in February. The dominant factor in this down grading is that the drillhole grade intercepts suggest that the surface (grab) samples, while prossibly indicative of surface grade, are not well representative of the in-situ mineralisation resource grade.

West Comstock resource estimates classified according to Jore are included (with all other estimates for comparison) in Table 5.

Balstrup Fault Lode

No new drilling was carried out on the Balstrup Fault lode and so the resource estimate is not updated in this report. However, the resource estimated in February is included here (see Table 5) for completeness.

Allison’s Lode

Allison’s Lode, with pit floor traverses and plan projected drill holes are shown in Figure 3. This Figure does not include the most recent drilling but is included here for orientation purposes.

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

LEGEND
Dundas Group
Gabbro
Crimson Creek Formation
Lithic Arenites
Volcaniclastics
Carbonate
Massive Sandstone
Interbedded Phyllites
Mineral Lode
Conah Formation
Interbedded Siltstones
Massive Sandstones
Gossan
Carbonaceous Siltstones
Carbonate/Dolomite
Micaceous Siltstones/Sandstones
Inferred Fault
Lithological Boundary
Inferred Lithological Boundary
Zn-Pb-Ag Grade Sampling Traverse
Abandoned Underground Workings
Diamond Drill Hole
(CP = Electrolytic Zinc; SY = Zeehan Zinc Limited)
20m Trial Harbour Road Buffer Zone
357400mE
357500mE
357600mE
357700mE
5360800mN
5360700mN
5360600mN
5360500mN
Trial Harbour Road Buffer Zone
Allison's Lode
Watson's Lode
Main Lode
CP58
CP57
CP49
CP68
SY022
SY021
TRAV A
TRAV B
TRAV D
Trial Harbour Road
0
50
100
metres

Figure 3. Allison’s Lode Pit Floor Plan (Pre recent Drilling)

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

Nominal Open Pit resource estimates were generated for the varying depth extent from surface to RL (Reduced Level) 264m. These were calculated by applying ‘polygons of influence’ for each drillhole intercept. The intercepts are listed in Table 2 and the ‘polygons of influence’ pertaining to each intercept are shown in Figure 4.

Table 2. Allison’s Lode Mineralisation Intercepts

Holeid	Length	True Width	Pb%	Zn%	Agppm	Zn+Pb
CP47	2.1	2.1	4.4	15.9	0	20.3
SY032	14.0	5.1	2.5	9.6	69	12.1
SY033	15.0	3.3	0.8	2.3	20	3.1
SY034	11.0	4.3	0.8	5.0	15	5.8
SY035	19.0	6.6	1.2	2.1	22	3.3
SY036	7.0	1.8	3.4	13.9	48	17.3
SY037	2.0	1.0	0.3	1.9	11	2.1
SY038	5.0	1.1	0.3	1.8	8	2.1
SY039	5.0	2.9	0.6	8.1	17	8.7
SY040	4.0	2.1	5.2	22.4	127	27.6
SY041	20.0	8.0	1.5	9.8	28	11.3
SY042	16.0	3.9	1.3	4.7	17	6.0
TRAVA	17.0	16.1	3.5	12.8	47	16.3
TRAVAI	15.0	14.5	4.6	8.7	45	13.3
TRAVB	11.0	10.7	3.7	13.1	109	16.8
TRAVC	7.0	1.6	9.5	14.9	117	24.4
TRAVD	15.0	15.0	4.8	15.6	96	20.4

The red outlines in Figure 4 enclose those parts of the Allison’s resource that have been classified in the Measured category according to JORC. Similarly the central magenta zone (including the surface towards the southern end of the resource) is classified as Indicated, and the remaining portions outside (above and below) this central band arc classified as Inferred according to JORC.

The total open pit resource at Allison’s is estimated as 63,730 tonnes at 2.7 % Pb, 8.2 % Zn, and 64 g/t Ag. These figures are shown in Table 5 and include an estimate of stockpiled Allison’s ore of 3,300 tonnes at 14.5 % Pb, 21.5 % Zn, and 540 g/t Ag. This latter estimate was calculated volumetrically from a topographical survey, applying the ‘two-thirds’ ‘marbles-in-a-jar’ rule because of the predominantly ‘boulder’ nature of the ore. A density of 3.8 tcm, derived from the average of 46 stockpile ore density determinations, was applied to both stockpile ore and in-situ Allison’s resource volumes.

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

Figure 4. Allisons Longitudinal Polygonal Resource Blocks Projection Schematic

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

Oceana

The location of the Oceana deposit is shown on Figure 1. The deposit comprises variable thickness veins, disseminations, and vein stockworks of galena rich and, relatively zinc poor mineralisation. Post mineralisation faulting controls the extents and locally disrupts the mineralisation. Local geology and the mineralisation body are shown in Figure 5.

Three detailed resource estimates of the deposit have been carried out. One by Cyprus in 1988 (2.5 mt at 9.4% Pb, 4.0% Zn, and 75 g/t Ag), another by Pasminco in 1994 (2.5 mt at 7.5% Pb, 2.6% Zn, and 50 g/t Ag), and the third in the previous February report by Cotlco.

The current estimation is based on all drill hole intercepts, traverse and costean data, together with three new, recently (mid-2005) drilled holes. Further, this estimation relates to a nominal open pit resource to a depth from surface of 50m. Composited intercepts within costeans and drillholes were included as defining the resource if they comprised at least 4m of at least 5% combined Pb and Zn. Because of the variable thickness, grade, and distance between drillhole intercepts most other intercepts at better than 1.5 % combined were also included to best reflect the variability and thus model potentially barren zones both along stike and down dip within the resource. Further, because of this lack of continuity, and too ensure it is not over-estimated, the area of influence of each intercept has been adjusted to one quarter (0.25) of the distance between neighbouring holes. In this way only half of the zone between intercepts has been included as estimated resources, with the remainder being ascribed as ‘barren’.

Prior to estimation, drillhole assays and composited intercepts were used to generate a basic interpretation of the mineralisation at Oceana. This identified two sub-parallel main zones variably separated from each other from 0m up to approximately 15m. These zones were interpreted on to 25m east-west (local grid) sections from 3375N to 3700N. Examples of these are included as Figures 6, 7, and 8.

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

WATT & McAULLIFFES
NORTH AUSTRAL
BALSTRUP FAULT
NEW SILVER BELL
364 000mE
5 359 000mN
FLUX QUARRY
OP4
OP5
DUFFS
AUSTRAL
Austral Creek
COATES
5 358 000mN
OCEANA FAULT
OCEANA
OP2
Zeehan-Strahan Road
Little Henty R.
5 357 000mN
SOUTH OCEANA
OP1
OP3
PYRAMID
5 356 000mN
353 000mE
364 000mE
LEGEND
Florence Quartzite
Bell Shale
Crotty Quartzite, Amber Slate, Keel Quartzite
Gordon Limestone
Crimson Creek Formation
Moina Sandstone, Mt. Zeehan Conglomerate
5 cm
PASMINCO EXPLORATION
COMPILED : M.S.S.
DATE : Sept.,
DRAWN : G.M.B.
REF. :
FILE : OC_SGEOL
DRAWING No.
R.L. 8809 - OCEANA
SIMPLIFIED GEOLOGY
SCALE
0
400
m
FIG. No.
3

Figure 5. Geology of the Oceana Deposit (after Pasminco)

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

Figure 6. Section 3400N Drillhole Assays and Interpreted Orezones Schematic

1300EL
1250EL
1200EL
1150EL
1100EL
1050EL
1000EL
950EL
900EL
850EL
800EL
750EL
Elevation
1200E
1250E
1300E
1350E
1400E
1450E
1500E
1550E
1600E
Easting
NBH045
AC3400N
ZT-80-7
ZT-80-4
ZT-82-10A
ZT-82-10
Pb + Zn %
0 to 2
2 to 5
5 to 10
10 to 20
20 to 100

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

Figure 7. Section 3500N Drillhole Assays and Interpreted Orezones Schematic

1300EL
1250EL
1200EL
1150EL
1100EL
1050EL
1000EL
950EL
900EL
850EL
800EL
750EL
Elevation
1200E
1250E
1300E
1350E
1400E
1450E
1500E
1550E
1600E
Easting
AC3500N
ZE026
ZZC003
ZE002
ZE064
ZE101
ZE090
ZE061
ZE082
Pb + Zn %
0 to 2
2 to 5
5 to 10
10 to 20
20 to 100

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

Figure 8. Section 3700N Drillhole Assays and Interpreted Orezones Schematic

1300EL
1250EL
1200EL
1150EL
1100EL
1050EL
1000EL
950EL
900EL
850EL
800EL
750EL
Elevation
1200E
1250E
1300E
1350E
1400E
1450E
1500E
1550E
1600E
Easting
AC3700N
ZT-79-2
AC1525E
ZT-80-8
ZT-80-9
ZT-82-13
Pb + Zn %
0 to 2
2 to 5
5 to 10
10 to 20
20 to 100

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

‘Polygon areas of influence’ were then applied to each defined intercept together with the application of the intercept true width to calculate volumes. A tonnage factor of 2.7 tcm was applied, and weighted average grades were estimated for Pb, Zn, and Ag with each intercept being weighted by its interpreted volume of influence, adjusted accordingly, as per the above discussion. The applied intercepts for both East and West mineralisation zones are listed in Tables 3 and 4, respectively. The area of influence polygons are shown in Figures 9 and 10. The derived nominal open pit resource estimate was 208,100 tonnes at 7.5% Pb, 1.7% Zn, and 57 g/t Ag. These figures, along with the ‘other’ remaining resources estimated in February 2005, are shown in Table 5. Because of the grade, thickness, and separation distance varibility between intercepts discussed above, it is considered that both the nominal open pit, and ‘other’ resources can only be classified in the Inferred category according to JORC.

Table 3. Oceana East Lode Mineralisation Intercepts

Holeid	Length	True Width	Pb%	Zn%	Agppm	Zn+Pb
AC3450N	10.00	10.00	8.57	0.24	73.20	8.81
AC3500N	10.00	10.00	11.80	0.92	172.00	12.73
AC3600N	14.00	14.00	6.73	2.09	63.21	8.83
AC3650N	18.00	18.00	2.00	3.46	31.50	5.47
AC3700N	15.00	15.00	8.17	2.62	23.33	10.79
ZE027	16.80	10.34	5.80	0.50	1.90	6.30
ZZC004	12.00	8.48	18.27	4.23	265.92	22.50
ZZE2	37.00	18.62	6.06	1.49	14.24	7.55

Table 4. Oceana West Lode Mineralisation Intercepts

Holeid	Length	True Width	Pb%	Zn%	Agppm	Zn+Pb
AC3500N	6.00	6.00	14.82	0.64	101.67	15.46
AC3600N	10.00	10.00	6.82	0.66	30.80	7.47
AC3700N	11.00	14.00	4.75	0.43	61.64	5.18
ZE032	10.00	5.52	10.30	0.70	3.80	11.00
ZE053	30.78	8.32	4.46	1.22	8.70	5.69
ZT-82-11	7.00	4.86	9.35	1.83	36.86	11.18

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

Figure 9. Long Section 1400E Drillhole Pb+Zn Intercepts Eastern Zone Open Pit Polygonal Areas of Influence

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

Figure 10. Long Section 1400E Drillhole Pb+Zn Intercepts Western Zone Open Pit Polygonal Areas of Influence

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Zeehan Zinc Ltd: Comstock Lodes and Oceana Resource Estimation and Classification

Table 5. Zeehan Zinc Tasmania Estimated Resources

Classification	Tonnes	Pb%	Zn%	Ag g/t
West Comstock Estimated Resources
Measured	5,070	3.2	4.1	40
Inferred	12,710	1.7	4.3	24
Sub-Total Resources	17,780	2.1	4.2	29
Balstrup Fault Lode
Inferred	4,600,000	3.3	5.7	35
Allison’s Lode Estimated Resources
Measured
Stockpiled Ore	3,300	14.5	21.5	540
Insitu Resource	4,120	3.9	12.1	67
Total Measured	7,420	8.6	16.3	277
Indicated
Insitu Resource	30,160	2.0	7.2	36
Inferred
Insitu Resource	26,150	1.9	7.0	35
Sub-Total Resources	63,730	2.7	8.2	64
Oceana Deposit
Inferred
Open Pit	208,100	7.5	1.7	57
Other	1,891,900	9.4	2.7	91
Sub-Total Resources	2,100,000	9.2	2.6	88
Total Resources
Measured	12,490	6.4	11.3	181
Indicated	30,160	2.0	7.2	36
Inferred	6,738,860	5.1	4.7	51
Grand Total	6,781,510	5.1	4.8	52

6.0 References

Cotlco Pty. Ltd. 2005 Zeehan Zinc Limited, Resources Estimation and Classification 2005.

Heath, P. 2001 Zeehan Zinc Annual Report, February 2001.

(and all accompanying Reports in Appendices)

Heath, P. 2002 Comstock Revised Environmental Management Plan, December 2002.

Richardson, S. 2000 Comstock (Zeehan) Project Final Report, January 2000.

Summons, TG. 1983 Ag-Pb-Zn Mineralisation Comstock Veins, Zeehan, November 1983.

Tear, S.J., 2000a        Geological Report on the Comstock Prospect Zeehan, West Tasmania.

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